                                                                    EXHIBIT 10.6


                            CONTENT LICENSE AGREEMENT



                                   Dated as of



                                January 26, 2000



                                     Between



                          THE NEWS CORPORATION LIMITED


                                       and


                           HEALTHEON/WEBMD CORPORATION

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1.........................................................................................................1
   DEFINITIONS....................................................................................................1

ARTICLE 2.........................................................................................................2
   CREATION OF LICENSE RELATIONSHIP...............................................................................2
      2.1   GRANT OF LICENSE......................................................................................2
      2.2   SCOPE OF LICENSE; RESTRICTIONS ON USE OF WEBMD CONTENT................................................2

2.3   GRANT OF RIGHT IN WEBMD LOGO................................................................................3

      2.4   NO OTHER RIGHTS GRANTED...............................................................................5
      2.5   ROYALTY...............................................................................................5

ARTICLE 3.........................................................................................................5
   WEBMD CONTENT..................................................................................................5
      3.1   Selection, Format, Design and Updating................................................................5
      3.2   REMOVAL OF WEBMD CONTENT..............................................................................5
      3.4   OWNERSHIP OF WEBMD CONTENT............................................................................6
      3.5   OTHER AGREEMENTS......................................................................................6
      3.5   OTHER AGREEMENTS......................................................................................6

ARTICLE 4.........................................................................................................6
   REPRESENTATIONS AND WARRANTIES.................................................................................6
      4.1   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY..............................................7

ARTICLE 5.........................................................................................................6
   TERM; TERMINATION..............................................................................................7

      5.1 TERM....................................................................................................7

      5.2   RIGHT TO TERMINATE BY WEBMD...........................................................................8
      5.3   RIGHT TO TERMINATE BY THE COMPANY.....................................................................8
      5.4   EFFECT OF TERMINATION.................................................................................8
      5.5   CONTINUING OBLIGATIONS................................................................................9

ARTICLE 6........................................................................................................ 9
   INDEMNIFICATION............................................................................................... 9
      6.1   AGREEMENT OF WEBMD TO INDEMNIFY...................................................................... 9

6.2   AGREEMENT OF THE COMPANY TO INDEMNIFY\F C\L................................................................10

      6.3   THIRD PARTY CLAIMS...................................................................................10
      6.4   SPECIAL DAMAGES AND LIMITATION OF LIABILITY..........................................................11

ARTICLE 7........................................................................................................11
   ADDITIONAL AGREEMENTS.........................................................................................11
      7.1   CONFIDENTIALITY AND USE OF PROPRIETARY INFORMATION...................................................11
      7.2   DEFINITION OF PROPRIETARY INFORMATION................................................................11
      7.3   CONTENTS OF THIS AGREEMENT...........................................................................12
      7.4   COMMUNICATIONS.......................................................................................12
      7.5   PRESS RELEASES.......................................................................................13
      7.6   GOVERNING LAW; CONSENT TO JURISDICTION...............................................................13
      7.7   BINDING EFFECT; SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT.............................................13
      7.8   AMENDMENTS AND WAIVERS...............................................................................14
      7.9   HEADINGS.............................................................................................14

                                       i


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
      7.10  NO IMPLIED WAIVERS...................................................................................14
      7.11  COUNTERPARTS.........................................................................................14
      7.12  FURTHER ASSURANCES...................................................................................14
      7.13  SEVERABILITY.........................................................................................14
      7.14  SEVERABILITY.........................................................................................14
      7.14  INJUNCTIVE RELIEF....................................................................................15
      7.15  NO PARTNERSHIP, ETC..................................................................................15
      7.16  CONSTRUCTION.........................................................................................15
      7.17  DISCLAIMER OF WARRANTIES.............................................................................15
      7.18  PLURALS..............................................................................................15
      7.19  EFFECTIVENESS........................................................................................15

                            CONTENT LICENSE AGREEMENT

                  THIS CONTENT LICENSE AGREEMENT (THE "AGREEMENT"), dated as of 26, 2000 (the "Effective Date"), by and between HEALTHEON/WEBMD CORPORATION, a Delaware corporation ("WebMD"), and THE NEWS CORPORATION LIMITED a South Australia, Australia corporation (the "Company").


                              W I T N E S S E T H:

                  WHEREAS, WebMD owns and operates a Web Site on the World Wide Web currently accessible through the URL www.webmd.com which displays health and medical content intended for consumers and healthcare professionals and provides, promotes and sells healthcare related information, services and products to consumers and healthcare professionals (the "WebMD Site"); and

                  WHEREAS, WebMD owns or licenses the WebMD Content which WebMD uses in connection with the development and operation of the WebMD Site; and

                  WHEREAS, pursuant to a Master Strategic Alliance Agreement dated December 6, 1999, by and between WebMD and the Company (the "Strategic Alliance Agreement") WebMD desires to license to the Company the right to use the WebMD Content for the purpose of using, displaying and publishing the WebMD Content in any television, print, electronic or other medium now know or hereinafter developed, owned or operated by the Company and/or its Operating Companies (other than a Web Site) (individually a "News Channel" and collectively the "News Channels").

                  NOW, THEREFORE, in consideration of the foregoing premises and the agreements and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Exhibit A.

                                    ARTICLE 2

                        CREATION OF LICENSE RELATIONSHIP

         2.1 GRANT OF LICENSE. Except as may be prohibited or otherwise limited by the terms of any other obligations binding on the WebMD Group, other than obligations that were incurred with the primary intent to frustrate the purpose of this Agreement, and subject to terms and conditions of this Agreement, WebMD for itself and on behalf of the other members of the WebMD Group hereby agrees to provide, to cause Controlled Affiliates to provide, and to use commercially reasonable efforts to cause Non-Controlled Affiliates to provide, to the Company a non-exclusive license (the "License") during the term hereof throughout the Territory to:

                  (a) use, copy, translate, display, publish and transmit the WebMD Content solely for the purpose of developing and operating the News Channels; and

                  (b) subject at all times to the obligations and duties of the Company contained herein, sublicense only to Operating Companies the rights granted hereunder; provided, however, that the Company shall
         (i) obtain WebMD's prior written consent to each such sublicense (other than with respect to Operating Companies directly or indirectly wholly owned by the Company); (ii) obtain from such Operating Companies a written instrument approved as to form and substance by WebMD, pursuant to which each such Operating Company shall agree to be bound and comply with the terms of this Agreement and (iii) at all times remain fully liable for the actions of its Operating Companies. Operating Companies with respect to which the foregoing conditions have been satisfied shall hereinafter be referred to as "Sublicensees." The Sublicensees shall be prohibited from granting any further sublicenses of the rights granted hereunder to any other Person without the express prior written approval of WebMD. WebMD agrees that any consent or approval required by it under this Section 2.1(b) will not be unreasonably denied or delayed and that WebMD will cooperate with the Company in completing any approval process required hereunder in a reasonably expeditious manner given the facts and circumstances pertaining to such approval.

         As used herein, "Controlled Affiliates" means any corporation or other entity more than 50% of whose outstanding voting securities or other equity interest are directly or indirectly owned by WebMD; "Non-Controlled Affiliates" means any corporation or other entity in which WebMD directly or indirectly has a greater than 20% but no more than 50% equity interest.

         2.2      SCOPE OF LICENSE; RESTRICTIONS ON USE OF WEBMD CONTENT.

                  (a) The License granted hereunder is non-exclusive and the Company agrees to use the WebMD Content in accordance with the terms hereof and solely for the purpose of engaging in the Licensed Activities. The Company acknowledges that the grant of rights hereunder excludes the right to use the WebMD Content in connection with (i) the development or operation of any Web Site similar to the WebMD Site or the development or operation of any Web Site which is otherwise targeted or marketed primarily to health professionals anywhere in the world; or (ii) the development or operation of any Web Site which is intended to display directly or indirectly (through links or otherwise) health or medical content as a distinct feature, section or subject matter anywhere in the world or
         (iii) use the WebMD Content in connection with any Web Site described
         (i) or (ii) above. The parties hereto agree that the covenants and agreements set forth in this Section 2.2(a) are in addition to the restrictive covenants set forth in Section 10.1 of the Strategic Alliance Agreement. Additionally, the Company acknowledges that any sublicense of the rights granted hereunder shall be strictly limited in accordance with the terms hereof.

                  (b) The Company acknowledges and agrees that the scope of the License granted hereunder is limited by and is subject to any and all of WebMD's preexisting obligations, other than obligations that were incurred with the primary intent to frustrate the purpose of this Agreement. Accordingly, the Company agrees to conduct the activities hereunder in accordance with all such limitations or restrictions which may exist of which the Company has received written notice.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, WebMD shall have no obligation whatsoever to license to the Company, or to authorize the Company to sublicense any of the rights granted hereunder with respect to any particular country unless and until WebMD shall determine, in the exercise of its reasonable discretion, that (i) such country's laws afford adequate protection of WebMD's interests in or ownership of the WebMD Content, WebMD Property and WebMD Logos (collectively the "WebMD Intellectual Property"), and
         (ii) the use of the WebMD Intellectual Property (or any part thereof) in such country will not violate any Requirement of Law or expose WebMD or any of its Affiliates to any unreasonable risk or liability which might arise as a result of the use or display of any of the WebMD Intellectual Property in such country. In its exercise of its reasonable discretion under this Section 2.2(c), WebMD shall have the right to request from the Company or a Sublicensee an opinion of counsel or such other information to WebMD's reasonable satisfaction opining about or providing such other information on a Requirement of Law or such other matters relating to the protection of WebMD's interests as WebMD may request, such opinion or information to be obtained at the Company's or such Sublicensee's expense. WebMD agrees to exercise its rights in the preceding sentence in a reasonable manner so as to avoid unnecessary delays or interruptions in the business of the Company and the Sublicensees.

         2.3      GRANT OF RIGHT IN WEBMD LOGO

                  (a) WebMD Logo. WebMD hereby grants the Company a limited non-exclusive license to use the WebMD logo in the form appearing in Exhibit B attached hereto and any other WebMD marks, logotypes, or brand identifiers as WebMD may provide to the Company from time to time (collectively, the "WebMD Logo") during the Term of this Agreement. Such license is granted solely in connection with the Company's rights and obligations under this Agreement. All such uses will be in compliance with WebMD's written trademark guidelines as provided by WebMD to the Company from time to time. The Company will also be allowed to use and reproduce the WebMD Logo for the promotion of the WebMD Content, although to the extent such promotions involve media placements outside of the News Channels, then the Company will only be allowed to make such uses and reproductions as WebMD may approve in writing in advance of such promotion or promotions.

                  (b) Limitations. The Company agrees that it will not in any way suggest or imply by the use of the WebMD Logo that the News Channels or any of their respective products or services are affiliated with, endorsed or sponsored by or created in association with WebMD except as agreed by WebMD. The Company acknowledges that WebMD owns all right, title and interest and to the WebMD Logo and retains all rights with respect thereto. The Company agrees not to do anything inconsistent with such ownership and all uses of the WebMD Logo will inure to the benefit of and on behalf of WebMD. The Company further agrees that it will not attack or assist others in attacking the title of the WebMD Logo.

                  (c) No Violation. The Company acknowledges and agrees that:

                           (i)      it will not register any WebMD Logo;

                           (ii) it will not knowingly permit any third party to use any WebMD Logo unless authorized to do so in writing by WebMD in this Agreement or otherwise;

                           (iii) it will not knowingly use or permit the use of any mark, name, or image likely to cause confusion with any WebMD Logo other than the WebMD Logo itself unless authorized to do so in writing by WebMD; and

                           (iv) all goodwill associated with the Company's use of the WebMD Logos will inure to WebMD.

                  (d) Prior Approval. The manner and form of use of the WebMD Logos will be subject to WebMD's prior written approval, which approval will not be unreasonably withheld or delayed following its receipt of a sample, mock-up or other suitable example which provides a fair representation of the proposed use of the WebMD Logo concerned and indicates the context in which the WebMD Logo is to be used. Once a use of a WebMD Logo is approved for use under certain circumstances, then it is agreed that the Company may subsequently make substantially similar uses of the WebMD Logo under similar circumstances, but only until WebMD revokes or limits its approval which it may do at its sole discretion. The Company will conform to any alteration or revocation of the approval as soon as is commercially reasonable.

         The license granted pursuant to this Section 2.3 may be terminated by WebMD upon a material breach by the Company, or any Affiliate of the Company or any Sublicensee, of any material agreement, covenant or obligation under this Section 2.3, which breach, if curable, remains uncured for a period of sixty (60) days following the Company's receipt of written notice from WebMD of the existence of such breach.

         2.4 NO OTHER RIGHTS GRANTED. Apart from the rights licensed under Sections 2.1 and 2.3 above, this Agreement does not grant to the Company any right to engage in any activity other than the Licensed Activities, nor any ownership right, title, or interest, nor any security interest or other interest, in any of the WebMD Intellectual Property or any proprietary rights relating to or created from such WebMD Intellectual Property or any developments or enhancements with respect thereto.

         2.5 ROYALTY. In consideration of WebMD's commitments set forth herein, the Company will, in addition to its other commitments hereunder, pay to WebMD during the Initial Term an annual royalty of twelve million U.S. dollars ($12,000,000), which amount shall be payable annually in advance in four equal quarterly installments, which shall be paid at the commencement of each quarterly period beginning on the date hereof and on each April 1, July 1, October 1 and January 1 thereafter.

                                    ARTICLE 3

                                  WEBMD CONTENT

                  3.1      SELECTION, FORMAT, DESIGN AND UPDATING.

                  (a) WebMD may from time to time, modify and update the WebMD Content as such modifications and/or updates are deemed necessary or desirable by WebMD and the Company shall (to the extent that particular WebMD Content is used by the Company) use such WebMD content as modified or updated.

                  (b) With respect to any content WebMD obtains for use on the WebMD Site, WebMD shall use reasonable commercial efforts to secure the approval of third parties for the use by the Company of such content. WebMD shall not be required to incur any additional cost in securing such approval; provided, however, that in the event approval to use such content may only be obtained by payment of any fee by WebMD, WebMD, WebMD shall incur such cost only at the Company's request and the Company shall have the obligation to reimburse WebMD for such cost.

                  (c) With respect to the WebMD Content licensed hereunder, the Company shall have the right to determine, in its reasonable discretion, the WebMD Content it selects to display and/or publish on the News Channels at any time, and from time to time subject to the other provisions hereof; provided, however, that the Company shall clearly attribute all WebMD Content used on a News Channel to WebMD. Except as may be authorized in advance in writing by WebMD, or for the purpose of localizing the WebMD Content, the Company shall have no right to substantively modify in any manner whatsoever, any of the WebMD Content licensed hereunder. WebMD Content which is owned or controlled by a third party shall incorporate such credit designated by such third party or WebMD and the Company and Sublicensees shall preserve all such attributional rights.

         3.2 REMOVAL OF WEBMD CONTENT. WebMD may, for good reason, from time to time require the removal of any WebMD Content from any News Channel. If WebMD requests removal of certain WebMD Content from a News Channel, the Company shall complete such removal on the earlier of (i) the first commercially practicable date on which the Company could terminate distribution of such programming or (ii) five business days following receipt of WebMD's request for such removal.

         3.3 OWNERSHIP OF WEBMD CONTENT; WEBMD PROPERTY. WebMD shall at all times remain the owner of all right, title and interest in and to the WebMD Content or any parts or derivatives thereof or any variations thereon. WebMD shall own all right, title and interest in all aspects of the Look and Feel, images and all other content, regardless of whether it is capable of trademark, patent or other intellectual property law protection, furnished by or on behalf of WebMD to the Company or the Sublicensees and displayed on the News Channels or any parts or derivatives thereof or any variations thereon (collectively, the "WebMD Property").

         3.4 USER INFORMATION. All data regarding any user of the WebMD Site, their personal information, or information regarding their use of or interaction with the WebMD Site shall at all times be and remain the sole and exclusive property of WebMD ("WebMD User Information").

         3.5      OTHER AGREEMENTS. The Company:

                  (a) agrees to comply with all Requirements of Law in connection with the use of the WebMD Content;

                  (b) agrees that all rights in and to any of the WebMD Content not expressly licensed hereunder are reserved to WebMD;

                  (c) agrees not to sublicense, assign, transfer, pledge, offer as security, or otherwise encumber the WebMD Content or any of the rights granted hereunder in any way other than as expressly provided in the Agreement;

                  (d) agrees not to use any of the WebMD Content in any manner or for any purpose whatsoever in violation of the terms of this Agreement;

                  (e) acknowledges and agrees that it shall not at any time during the Term or thereafter (i) challenge the title or any other rights of WebMD or its licensors in or to the WebMD Content or any of the other WebMD Intellectual Property or any parts or derivatives thereof or any variations thereon, (ii) contest the validity of the copyrights or other proprietary interests in and to the WebMD Content or any other WebMD Intellectual Property held by WebMD or any third party or (iii) claim any right, title or interest in or to the WebMD Content or any other WebMD Intellectual Property or any parts or derivatives thereof or any variation thereon; and

                  (f) agrees to use its best efforts to cause the Sublicensees to comply with the terms of this Section 3.5 to the extent this Section creates obligations for the Company.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES


         4.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND WEBMD.

                  (a) Authority of the Company. The Company agrees and represents that the Company has the authority to execute, deliver and perform its obligations under this Agreement, having obtained all required consents, and is duly organized or formed and validly existing in good standing under the laws of the state of its incorporation or formation.

                  (b) Conflicts. The Company acknowledges that WebMD has licensed the WebMD Content to other parties to promote and enhance the goodwill of the WebMD Content. The Company agrees that in the event WebMD determines that the Company's activities taken pursuant to this Agreement come into conflict with the interests or rights of other licensees, the Company shall in good faith cooperate with WebMD in order to resolve the conflict and, in the event the conflict cannot be resolved, shall take the action requested by WebMD as long as it is commercially practical to do so; provided, however, that WebMD represents and warrants that there are no such licenses which might reasonably be expected to have a material adverse effect on the Company.

                  (c) Authority of WebMD. WebMD represents and warrants that WebMD has (i) the authority to execute, deliver and perform its obligations under this Agreement, having obtained all required Board of Directors or other consents, (ii) is duly organized or formed and validly existing in good standing under the laws of the state of its incorporation or formation and (iii) owns all right, title and interest in and to the WebMD Content authored by WebMD and has all rights necessary to license the third party content provided to the Company hereunder. The parties agree that the Company's or any Sublicensee's remedy with respect to a breach of WebMD's representation set forth in
         Section 4.1(c) above shall be as set forth in Section 6.1(b) herein.

                  (d) EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, WEBMD DOES NOT MAKE ANY WARRANTY AS TO THE ACCURACY OF ANY WEBMD CONTENT LICENSED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM ANY NEWS CHANNEL USING THE WEBMD CONTENT. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE WEBMD CONTENT IS USED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

                                    ARTICLE 5

                                TERM; TERMINATION

         5.1      TERM.

                  This Agreement will be effective as of the date hereof and will continue for a period of five (5) years, unless earlier terminated in accordance with this agreement (the "Initial Term"). The term of this Agreement may be extended for a period of five (5) years from and after the Initial Term (the "Renewal Term"), at the Company's option; provided, however, that the Company agrees to extend the term of that certain Content License Agreement of even date herewith by and between the Company and WebMD pursuant to which the Company has agreed to license certain content to WebMD. The parties agree that no royalty payment will be due or owing by the Company to WebMD during the Renewal Term. Together, the Initial Term and the Renewal Term are collectively referred to as the "Term."

         5.2 RIGHT TO TERMINATE BY WEBMD. This Agreement may be terminated upon the written consent of the parties or by WebMD upon any of the following events:

                  (a) Upon the dissolution of WebMD International as provided in Article 8 of the Operating Agreement.

                  (b)      Upon termination or expiration of the Operating
         Agreement.

                  (c) Upon a material breach by the Company or any Affiliate of the Company or any Sublicensee of any material agreement, covenant or obligation hereunder, which breach, if curable, remains uncured for a period of sixty (60) days following the Company's receipt of written notice from WebMD of the existence of such breach.

                  (d) Upon the exercise by the News Member (as defined in the Operating Agreement) of its put rights as set for in the Operating Agreement.

         5.3      RIGHT TO TERMINATE BY THE COMPANY

                  This Agreement may be terminated upon the written consent of the parties or by the Company upon any of the following events:

                  (a) Upon the dissolution of WebMD International as provided in Article 8 of the Operating Agreement;

                  (b)      Upon termination or expiration of the Operating
         Agreement;

                  (c) Upon a material breach by WebMD or any Affiliate of WebMD or any Sublicensee of any material agreement, covenant or obligation hereunder, which breach, if curable, remains uncured for a period of sixty (60) days following the WebMD's receipt of written notice from the Company of the existence of such breach; and

                  (d) Upon the exercise by the News Member (as defined in the Operating Agreement) of its put rights as set for in the Operating Agreement.

         5.4 EFFECT OF TERMINATION. Upon the expiration or termination of the Term:

                  (a)      the License will automatically terminate;

                  (b) the Company shall and shall cause all Sublicensees to immediately cease to use, display, reproduce, sublicense, transmit and/or distribute in any manner and for any purpose, directly or indirectly, the WebMD Content, any other WebMD Intellectual Property or any other material supplied by or on behalf of WebMD to the Company or Sublicensees;

                  (c) the Company shall and shall cause all Sublicensees to immediately return to WebMD the WebMD Content and any other WebMD Intellectual Property in its or their possession and/or destroy any and all embodiments of any portion of any of the foregoing together with any copies made from the same which are then under the possession or control of the Company or sublicensees;

                  (d) in the event of termination by the Company pursuant to 5.3(c) (material breach by WebMD), WebMD shall promptly pay the Company a pro rata portion of the royalty for that quarter paid by the Company for the portion of the quarter remaining after termination;

                  (e)      in the event of termination by WebMD pursuant to
         Section 5.2 hereof or termination by the Company pursuant to Sections 5.3(a), (b) or (d) hereof, the Company shall pay within fifteen (15) days from the date of termination in immediately available funds, the [present value of the] aggregate unpaid royalties which would otherwise become due and payable to WebMD through the end of the Initial Term as set forth in Section 2.5 hereof; and

                  (f)      except as otherwise provided in Sections 5.4(d) and
         (e) above, the Company shall promptly pay to WebMD any royalty or other amounts which are due and owing to WebMD pursuant to the terms hereof, and except as provided in Section 5.5 below, no further payments shall be due by the Company.

         5.5 CONTINUING OBLIGATIONS. Except as expressly provided in this Agreement, the termination of this Agreement or expiration of the Term for any reason shall not release any party from the obligations set forth in Articles 3, 4, 6 and 7, Section 2.5 and 5.4(d), and this Section 5.5, and each party hereto shall be, and shall continue to be and remain liable to the other parties for any and all damages which such party has or may sustain by reason of such first party's default or breach of such provisions of this Agreement.

                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1      AGREEMENT OF WEBMD TO INDEMNIFY. (a) Except as set forth in
         Section 6.1(b) below and subject to the limitation of liability set forth in Section 6.4 hereof, WebMD hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees and agents and their respective successors and assigns (collectively the "Company Indemnitees") from and against any loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, liabilities, causes of action or damages incurred by any Company Indemnitee in connection with or relating to any material breach of a representation, warranty, covenant or agreement of WebMD contained in this Agreement.

                  (b) The parties hereto agree that with respect to any claim that the Company or any Sublicensee infringes any copyright or trademark or other intellectual property right as a result of the Company's (or a Sublicensee's) use or display of the WebMD Content, WebMD will only be responsible for the payment of any judgment, fine and/or penalty finally awarded against the Company or such Sublicensee as a result of such claim and any settlements agreed to with respect to such claim.

                  6.2 AGREEMENT OF THE COMPANY TO INDEMNIFY. Subject to the limitation of liability set forth in Section 6.4 hereof, the Company hereby agrees to indemnify, defend and hold harmless WebMD and its officers, directors, shareholders, employees, agents and Affiliates and their respective successors and assigns (collectively the "WebMD Indemnitees") from and against any loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, liabilities, causes of action or damages incurred by any WebMD Indemnitee in connection with or relating to any material breach of a representation, warranty, covenant or agreement contained in this Agreement by the Company, its Affiliates, the Sublicensees or any of their respective officers, directors, employees or agents.

                  6.3 THIRD PARTY CLAIMS. A Person entitled to indemnification for a Claim hereunder (the "Indemnified Party") shall give the indemnifying party with respect to such Claim (the "Indemnifying Party") reasonably prompt notice of such Claim brought by a third party. Such notice shall describe the Claim in reasonable detail. The failure of the Indemnified Party to give such notice to the Indemnifying Party shall not impair any of the Indemnified Party's rights or benefits under this Article 6 except to the extent such failure adversely affects the Indemnifying Party's ability to defend such Claim. The Indemnifying Party, within a reasonable time after receiving knowledge of a Claim by a third party against the Indemnified Party, shall (a) notify the Indemnified Party in writing of the preference of the Indemnifying Party to assume the defense thereof, and (b) retain legal counsel reasonably acceptable to the Indemnifying Party to conduct the defense of such Claim. The Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, compromise or settlement of any Claim. In any such Claim which the Indemnifying Party chooses to defend, the Indemnified Party shall have the right to engage separate counsel and to participate in the prosecution, defense, compromise, or settlement thereof or to conduct its own defense of such claim. The fees and expenses of such counsel engaged by the Indemnified Party (if the Indemnifying Party is conducting its defense) shall be at the expense of the Indemnified Party unless the named parties to any such Claim (including any impleaded parties) include the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by its counsel that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense thereof. In such case, the reasonable fees and expenses of such separate counsel to the Indemnified Party shall be borne by the Indemnifying Party. The Indemnifying Party shall not, without written consent of the Indemnified Party, compromise, settle or consent to entry of any order or judgment with respect to any Claim (i) which involves any relief other than the payment of money damages against the Indemnified Party or (ii) which does not include as an unconditional term thereof, the giving by the defendant or Person conducting such investigation or initiating such hearing, to the Indemnified Party, of a release from all liability with respect to such Claim and all other Claims or causes of action (known or unknown) arising or which might arise out of the same facts.

         6.4 SPECIAL DAMAGES; LIMITATION OF LIABILITY. EXCEPT FOR (i) A BREACH OF SECTION 7.1, (ii) USE OF THE WEBMD INTELLECTUAL PROPERTY (OR ANY OTHER PROPRIETARY INFORMATION) IN VIOLATION OF THIS AGREEMENT, (iii) ANY ELEMENTS OF A FINAL AWARD OR SETTLEMENT PURSUANT TO THE PARTIES' OBLIGATIONS UNDER SECTION 6.1(a) AND 6.2(a) HEREOF, AND (iv) FRAUD OR WILLFUL, INTENTIONAL OR GROSSLY NEGLIGENT CONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

         7.1 CONFIDENTIALITY AND USE OF PROPRIETARY INFORMATION. Before, at the time of or following the execution and delivery of this Agreement, the Company shall not disclose any Proprietary Information to any Person, except (a) with the prior written consent of WebMD; (b) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the Company shall so notify WebMD as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to its auditors and its attorneys; provided, however, that the Company shall be liable for any breach by such auditors or attorneys of any provision of this Section 7.1; (d) in connection with the enforcement of the Company's rights hereunder; and (e) disclosures to an Affiliate or Sublicensee of, or professional advisor to, the Company in connection with the performance by the Company of its obligations hereunder; provided, however, that the Company shall be liable for any breach by such Affiliate, Sublicensee or professional advisor of any provision of this Section 7.1. This Section 7.1 shall survive the termination of this Agreement.

         7.2 DEFINITION OF PROPRIETARY INFORMATION. "Proprietary Information," as used herein, shall mean the WebMD Intellectual Property, and any other proprietary ideas, plans and information, including information of a technological or business nature, trade secrets, trade names, slogans, copyrights, computer software, source code, object code, technology, know-how, intellectual property, data, marketing plans, summaries, reports, or mailing lists, in each case whether in tangible or intangible form. The parties agree that the term "Proprietary Information" shall also include the contents of this Agreement. Information will not be deemed to be Proprietary Information, and the Company shall have no obligation with respect thereto, or to any part thereof, to the extent such information: (i) is already known to the Company at the time of receipt or disclosure, free of any obligation to keep it confidential, as evidenced by written records made prior to such receipt or disclosure, and did not become known to the Company through disclosure by a third party known to the Company to be subject to an obligation to maintain the confidentiality thereof; or (ii) is already publicly available prior to receipt or disclosure or subsequently becomes publicly available without any fault of the Company or any of its Agents.

         7.3 CONTENTS OF THIS AGREEMENT. The parties acknowledge however that, notwithstanding Section 7.2 above, this Agreement, or portions hereof, may be required under applicable law to be disclosed as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other party in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible in documents filed with the applicable governmental or regulatory authorities.

         7.4 COMMUNICATIONS. Unless otherwise provided therein, all notices and other communications or designations required or permitted by this Agreement shall be in writing, and,

If to the Company to:

The News Corporation Limited
1211 Avenue of the Americas
New York, New York 10036
Attention: Arthur M. Siskind, Esq.
Telecopier: (212) 768-2029

with a copy to:

Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Attention: Joel I. Papernik, Esq.
Telecopier: (212) 697-6686

or at such other address as the Company may designate in a written notice to WebMD.

If to WebMD, to:

Healtheon/WebMD Corporation
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, GA 30326
Attention: W. Michael Heekin, Esq.
Telecopier: (404) 479-7603

With a copy to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Christopher D. Mangum, Esq.
Telecopier: (404) 881-4777
or to such other address as WebMD may designate in a written notice to the Company.

All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 7.4 or sent to such recipient at such address by air courier, facsimile transmission, followed by delivery by overnight courier, or by hand and will be deemed given, unless earlier received: (a) if sent by air courier when recorded on the records of the air courier as received by the receiving party; (b) if sent by facsimile followed by delivery of overnight courier transmission upon transmission if on a Business Day and during business hours in the country of receipt, otherwise, at 9:00 a.m. on the next Business Day in the country of receipt, subject to receipt of a facsimile machine generated confirmation, and (c) if delivered by hand, on the date of receipt.

         7.5 PRESS RELEASES. Neither party will issue any press release or make a public announcement relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the written consent of the other party (which consent shall not be unreasonably withheld or delayed), unless required by law or the rules of an applicable stock exchange or over-the-counter market. If a press release or announcement of this Agreement or the transactions contemplated hereby is required as aforesaid, the parties will consult with each other in advance as to the contents and timing hereof.

         7.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to any conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The Arbitration Tribunal shall consist of three arbitrators, of whom one shall be nominated by WebMD, one by the Company, and the third, who shall serve as Chairman, shall be chosen by the two party-nominated arbitrators or, in the event the party-nominated arbitrators are unable to designate the third arbitrator, by the American Arbitration Association. The situs of the arbitration shall be Washington, D.C. The language of the arbitration shall be English. The award of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (a) to compel arbitration; (b) to obtain interim measures of protection pending arbitration; and (c) to enforce any decision of the arbitrators, including the final arbitral award. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith.

         7.7 BINDING EFFECT; SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any Person (including creditors and Affiliates of any party) other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns; provided, however, that, except as otherwise specifically permitted by this Agreement, neither this Agreement nor any of the rights, interests or obligations of the Company or WebMD hereunder shall be assigned or delegated without the prior written consent of the other party. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof.

         7.8 AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented unless approved in writing by each party to this Agreement. No waiver of any right or remedy or of compliance with any provisions hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing executed by the party sought to be charged with such waiver or consent. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party hereto would otherwise have at law, in equity, by statute or otherwise.

         7.9 HEADINGS. The headings of the Sections contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

         7.10 NO IMPLIED WAIVERS. No action taken pursuant to this Agreement, including, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of the party or parties executing the same and all of which together shall be deemed to constitute one and the same agreement.

         7.12 FURTHER ASSURANCES. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         7.13 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final Judgment of a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more states of the United States or in any foreign jurisdiction, such provision shall not be affected with respect to any other state within the United States or any other foreign jurisdiction, each provision with respect to each state of the United States or foreign jurisdiction being construed as several and independent.

         7.14 INJUNCTIVE RELIEF. Each party acknowledges that a breach or threatened breach by it or any Sublicensee or Affiliate of this Agreement will result in immediate and irremediable damage to the other party and that money damages alone would be inadequate to compensate such other party. Therefore, in the event of a breach or threatened breach of this Agreement by either of the parties (or any Sublicensee or Affiliate), the other party may, in addition to other remedies, immediately obtain and enforce injunctive relief prohibiting the breach or threatened breach or compelling specific performance.

         7.15 NO PARTNERSHIP, ETC. Nothing contained herein shall be construed as creating a joint venture, Company, agency, employment relationship or other enterprise between the parties.

         7.16 CONSTRUCTION. The Company and WebMD have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and WebMD and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         7.17 DISCLAIMER OF WARRANTIES. The Company hereby acknowledges and agrees that WebMD has made no promises, representations, guarantees or warranties, of any nature, other than those which may be made expressly in this Agreement.

         7.18 PLURALS. When necessary for appropriate meaning, a plural shall be deemed to be the singular and singular shall be deemed to be the plural.

         7.19 EFFECTIVENESS. The submission of this Agreement does not constitute an offer to license and this Agreement shall become effective only upon execution thereof by the Company and WebMD.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             THE NEWS CORPORATION LIMITED



                             By: /s/
                                ------------------------------------------------
                                Name:   Arthur Siskind
                                Title:  Director





                             HEALTHEON/WEBMD CORPORATION



                             By: /s/
                                ------------------------------------------------
                                Name:   W. Michael Heekin
                                Title:  Exec. Vice President

                                    EXHIBIT A

                                   DEFINITIONS

         DEFINED TERMS. As used in this Agreement, the following terms have the meanings indicated:

         Affiliate: With respect to any Person, any other Person that, directly or indirectly through or with one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For the purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings.

         Agreement: This Agreement and any Exhibits hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         Business Day: Any day other than a Saturday, a Sunday or a day on which national banking institutions in the United States are not open for business.

         Claim: Claims, suits, proceedings, actions, demands, investigations or causes of action.

         The Company:  Defined in the introductory paragraph of this Agreement.

         Company Indemnitees:  Defined in Section 6.1.

         Effective Date: The date of execution and delivery of this Agreement by all of the parties hereto.

         Entity or collectively Entities means corporations, limited liability companies, partnerships, joint ventures or other forms of legal entity.

         Governmental Authority: Any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Graphical User Interface: the graphical user interface, text, images, navigational devices, icons, menus, menu instructions, help and other operational instructions and other Content which is directly visible to Users viewing a Web Site.

          Indemnified Party: Defined in Section 6.3.

          Indemnifying Party: Defined in Section 6.3.

                                                                        PAGES(S)
         Initial Term: Defined in Section 5.1.

         Judgment: Any order, judgment, writ, decree, award or other determination, decision or ruling of any Governmental Authority or any arbitrator.

         Licensed Activities: The activities described in Sections 2.1(a),2.1(b), and 2.3.

         Look and Feel: With respect to a Web Site, those elements of the Graphical User Interface of such Web Site comprising the visible features, characteristics and style of such Web Site which are unique to such Web Site and are consistent from page to page and which indicate the common identity of the various pages and identify such pages as forming a part of a single Web Site operated by a specific Entity.

         The News Corporation Limited: Defined in the recitals to this Agreement.

         Operating Agreement: That certain Operating Agreement of even date herewith by and among WebMD, the Company and WebMD International LLC.

         Operating Company: The Company's subsidiaries or operating divisions, formed either wholly by the Company (or by members in or Affiliates thereof) or with third parties or entities that are not subsidiaries of the Company.

         Person: Any natural person, Entity, Governmental Authority, or other entity, whether acting in an individual, fiduciary or other capacity.

         Proprietary Information: Defined in Section 7.2

         Renewal Term: Defined in Section 5.1.

         Requirement of Law: As to any Person, all rules, regulations, Judgments, injunctions, standards, codes, limitations, restrictions, conditions, prohibitions, notices, demands or other requirements or determinations of a Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its property or any business conducted by it is subject.

         Term: Defined in Section 5.1.

         Territory: The entire world.

         User: Any Person who accesses a Web Site.

         WebMD Content: All materials developed or owned by or on behalf of WebMD or the WebMD Group for inclusion on the WebMD Site. The parties acknowledge that the WebMD Content shall include only those portions of content available from time to time on the WebMD Site that are (i) owned exclusively by WebMD, (ii) are licensed to WebMD under an arrangement pursuant to which WebMD is legally permitted to license same to the Company at

                                                                        PAGES(S)

no additional cost to WebMD or at additional cost to the Company as provided in
Section 3.1(b) for the purposes contemplated by this Agreement, and (iii) is content the exploitation and distribution of which by the Company or Sublicensees will in all respects comport with all Requirements of Law.

         WebMD Group: WebMD and its subsidiaries and Affiliates.

         WebMD Indemnitees: Defined in Section 6.2.

         WebMD Intellectual Property: Defined in Section 2.2(d).

         WebMDLogo: Defined in Section 2.3.

         WebMD Property: Defined in Section 3.4.

         WebMD Site: Defined in the recitals to this Agreement.

         Web Sites: Any network of Internet Web pages accessible electronically by a computer or other device and located in a single Internet domain.

         WebMD User Information: Defined in Section 3.4.

                                       3